Exhibit 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF SEPTEMBER 30, 2012 AND DECEMBER 31, 2011 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

(UNAUDITED)

THE BERKSHIRE GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three and nine months ended September 30, 2012 and 2011	3

Balance Sheet as of September 30, 2012 and December 31, 2011	4

Statement of Cash Flows for the nine months ended September 30, 2012 and 2011	6

Statement of Changes in Shareholder's Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2012	2011	2012	2011

Operating Revenues	$5,946	$5,719	$40,947	$49,138

Operating Expenses
Operation
Natural gas purchased	1,179	2,103	16,861	24,466
Operation and maintenance	3,555	3,553	10,815	10,740
Depreciation and amortization	1,668	1,220	4,980	4,847
Taxes - other than income taxes	607	590	1,931	1,855
Total Operating Expenses	7,009	7,466	34,587	41,908
Operating Income (Loss)	(1,063)	(1,747)	6,360	7,230

Other Income and (Deductions), net	347	308	1,682	756

Interest Charges, net
Interest on long-term debt	727	756	2,181	2,315
Other interest, net	1	7	5	51
	728	763	2,186	2,366
Amortization of debt expense and redemption premiums	29	35	88	68
Total Interest Charges, net	757	798	2,274	2,434

Income Before Income Taxes, Equity Earnings	(1,473)	(2,237)	5,768	5,552

Income Taxes	(589)	(889)	2,130	2,143

Net Income (Loss)	(884)	(1,348)	3,638	3,409
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	-	-	-	2

Net Income (Loss) attributable to The Berkshire Gas Company	$(884)	$(1,348)	$3,638	$3,407

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net Income (Loss)	$(884)	$(1,348)	$3,638	$3,409
Other Comprehensive Income (Loss), net	21	(22)	45	(16)
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	-	-	-	2
Comprehensive Income (Loss)	$(863)	$(1,370)	$3,683	$3,391

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2012	2011
Current Assets
Unrestricted cash and temporary cash investments	$978	$2,474
Accounts receivable less allowance of $692 and $839, respectively	3,067	7,457
Unbilled revenues	984	1,556
Current regulatory assets	938	938
Deferred income taxes	909	909
Natural gas in storage, at average cost	3,947	4,799
Materials and supplies, at average cost	825	534
Prepayments	2,006	1,921
Current portion of derivative assets	1,000	-
Total Current Assets	14,654	20,588

Other investments	1,391	1,432

Net Property, Plant and Equipment	121,023	115,230

Regulatory Assets (future amounts owed from customers through the ratemaking process)	43,605	44,928

Deferred Charges and Other Assets
Unamortized debt issuance expenses	976	1,028
Goodwill	51,933	52,525
Total Deferred Charges and Other Assets	52,909	53,553

Total Assets	$233,582	$235,731

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2012	2011
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	2,291	4,757
Accrued liabilities	9,489	10,203
Current regulatory liabilities	-	685
Interest accrued	399	848
Taxes accrued	4,619	3,000
Total Current Liabilities	19,191	21,886

Noncurrent Liabilities
Pension accrued	2,792	2,823
Environmental remediation costs	5,095	5,095
Other	10,468	10,555
Total Noncurrent Liabilities	18,355	18,473

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	17,180	16,480

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	34,723	32,740

Commitments and Contingencies

Capitalization
Long-term debt	37,170	37,872

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	851	2,213
Accumulated other comprehensive loss	17	(28)
Net Common Stock Equity	106,963	108,280

Total Capitalization	144,133	146,152

Total Liabilities and Capitalization	$233,582	$235,731

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2012	2011
Cash Flows From Operating Activities
Net income	$3,638	$3,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,058	4,915
Deferred income taxes	(410)	(1,594)
Pension expense (income)	827	(81)
Other non-cash items, net	82	3,672
Changes in:
Accounts receivable, net	4,536	4,418
Unbilled revenues	573	1,291
Natural gas in storage	852	320
Accounts payable	(2,705)	(1,855)
Interest accrued	(449)	(461)
Taxes accrued	1,620	1,429
Accrued pension	(859)	(19)
Accrued liabilities	(714)	367
Other assets	(113)	240
Other liabilities	(359)	(605)
Total Adjustments	7,939	12,037
Net Cash provided by Operating Activities	11,577	15,446

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(8,114)	(5,969)
Other	41	122
Net Cash (used in) Investing Activities	(8,073)	(5,847)

Cash Flows from Financing Activities
Payment of long-term debt	-	(3,000)
Payment of common stock dividend	(5,000)	(3,000)
Other	-	(76)
Net Cash (used in) Financing Activities	(5,000)	(6,076)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(1,496)	3,523
Balance at beginning of period	2,474	5,993
Balance at end of period	$978	$9,516

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$238	$3

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2012
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2011	100	$-	$106,095	$2,213	$(28)	$108,280

Net income				3,638		3,638
Other comprehensive income, net of tax					45	45
Payment of common stock dividend				(5,000)		(5,000)
Balance as of September 30, 2012	100	$-	$106,095	$851	$17	$106,963